                                                                    EXHIBIT 3.25

                            ARTICLES OF INCORPORATION

                                       OF

                              CALIFORNIA COOPERAGE

            We, the undersigned, citizens and residents of the State of California, do hereby voluntarily associate ourselves for the purpose of forming a private corporation under the laws of the State of California, and do certify:

                                        I

            That the name of the corporation is CALIFORNIA COOPERAGE.

                                       II

            That the corporation's purposes are:

                  (a) Primarily to engage in the specific business of manufacturing and wholesale retail sale of therapeutic spas, wooden soaking tubs, ad related health care equipment.

                  (b) To engage generally in the business of owning, conducting, operating, maintaining and carrying on the business of marketing and selling the above named and related equipment.

                  (c) To engage in any business related or un-related to those described in clauses (a) and (b) of this Article II and from time to time authorized or approved by the Board of Directors of this corporation;

                  (d) To act as partner or joint venturer or in any other legal capacity in any transaction;

                  (e) To do business anywhere in the world;

                  (f) To have and exercise all rights and powers from time to time granted to a corporation by law.

            The above purpose clauses shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

                                       III

            The County in the State of California where the principal office for the transaction of the business of the corporation is located is SAN LUIS OBISPO.

                                       IV

                  (a) The number of directors of the corporation is five.

                  (b) The names and addresses of the persons who are appointed to act as first directors are:

            CLIFFORD BRANCH          [address]

            MICHAEL J. DISKIN        [address]

            THOMAS J. SPALDING       [address]

            JOHN E. KING             [address]

            J. EDMUND SMITH          [address]

                                        V

            The total number of shares which the corporation is authorized to issue is 750,000. The aggregate par value of said shares is $75,000.00, and the par value of each share is $0.10. No distinction shall exist between the shares of the corporation or the holders thereof.

                                       VI

            Each shareholder of this corporation shall be entitled to full pre-emptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his prorata part of any shares which may be issued at any time by this corporation.

            IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of said corporation, being the persons named hereinabove as the first directors of said corporation, have executed these Articles of Incorporation this 30th day of November, 1976.

                                              /s/ Clifford Branch
                                              ----------------------------------
                                              CLIFFORD BRANCH

                                              /s/ Michael J. Diskin
                                              ----------------------------------
                                              MICHAEL J. DISKIN

                                              /s/ Thomas J. Spalding
                                              ----------------------------------
                                              THOMAS J. SPALDING

                                              /s/ John E. King
                                              ----------------------------------
                                              JOHN E. KING

                                              /s/ J. Edmund Smith
                                              ----------------------------------
                                              J. EDMUND SMITH

STATE OF CALIFORNIA         )
                            : SS.
COUNTY OF SAN LUIS OBISPO   )

            On the 30th day of November, 1976, before me, the undersigned, a Notary Public in and for said State, personally appeared CLIFFORD BRANCH, MICHAEL J. DISKIN, THOMAS J. SPALDING, JOHN E. KING, and J. EDMUND SMITH, known to me to be the persons whose names are subscribed to the ARTICLES OF INCORPORATION OF CALIFORNIA COOPERAGE and acknowledge that they executed the same.

            WITNESS my hand and official seal.

                                               /s/
                                              ----------------------------------
                                                Notary Public in and for said
                                                       County and State

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                              CALIFORNIA COOPERAGE

            CLIFFORD BRANCH and GARY GATEL certify that:

            1. They are the Chairman of the Board of Directors and the Secretary, respectively, of California Cooperage, a California Corporation.

            2. Article V of the Articles of Incorporation of said corporation shall be amended to read in full as follows:

            "The corporation is authorized to issue two classes of shares, designated respectively `common shares' and `preferred shares.'

            The number of common shares authorized is 750,000, and the par value of each common share shall be $.10 cents.

            The number of preferred shares authorized is 1,000, no par value. The preferred shares shall (i) be entitled to dividends at the rate of $20.00 per share, per annum, payable annually, but shall not be entitled to any voting rights under any circumstances whatsoever in the event dividends are in arrears or upon the occurrence of any other event; (ii) be redeemable, in whole or in part, on a pro-rata basis or by lots, by action of the Board of Directors, following payment of a redemption price equal to $200.00 per share plus unpaid dividends accrued thereon to the date fixed for redemption; (iii) be entitled to receive, upon liquidation, dissolution or winding up of the corporation, $200.00 per share plus unpaid dividends accrued thereon to the date of liquidation, dissolution or winding up; and (iv) be entitled to no notice of shareholders' meetings and no vote on the election of directors or any other matter. The holders of common shares shall have the exclusive right to notice of shareholders' meetings and to all voting rights."

            "On the amendment of this Article to read as hereinabove set forth, each outstanding share is converted into or reconstituted as one common share."

            3. This amendment has been approved by the Board of Directors.

            4. This amendment has been approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The corporation has only one class of shares. Each outstanding share is entitled to one vote. The corporation has 2,600 shares issued and outstanding. This amendment was approved by the affirmative vote of one hundred percent (100%) of all the issued and outstanding shares.

                                              /s/ Clifford Branch
                                              ----------------------------------
                                              CLIFFORD BRANCH, CHAIRMAN

                                              /s/ Gary Gatel
                                              ----------------------------------
                                              GARY GATEL, SECRETARY

            Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge, and that this declaration was executed on December 3, 1981, at San Luis Obispo, California.

                                              /s/ Clifford Branch
                                              ----------------------------------
                                              CLIFFORD BRANCH, CHAIRMAN

                                              /s/ Gary Gatel
                                              ----------------------------------
                                              GARY GATEL, SECRETARY

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              CALIFORNIA COOPERAGE

                                    * * * * *

            We, Jerry M. Meyer, the President and Mary L. Williams, the Secretary of CALIFORNIA COOPERAGE, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

            1. That they are the President and the Secretary, respectively of CALIFORNIA COOPERAGE, a California corporation.

            2. That an amendment to the Articles of Incorporation of this corporation has been approved by the board of directors.

            3. The amendment so approved by the board of directors is as follows:

            Article I of the Articles of Incorporation of this corporation is amended to read as follows:

            "I: That the name of the corporation is:

                               COLEMAN SPAS, INC."

            4. That the shareholders have approved said amendment by a vote at a meeting.

            That the wording of said amendment as approved by the vote of the shareholders is the same as that set forth in Article 3 above.

            That the amendment was approved by the affirmative vote of the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

            5. The designation of the total number of outstanding shares of any class or series entitled to vote on said amendment or a class or series and the minimum percentage vote required of each class or series for approval of said amendment are as follows:

             Number of shares  Minimum percentage
                Outstanding     Vote required to
Designation  Entitled to vote        Approve
Common          750,000           More than 50
                                     Percent

Preferred         1,000           More than 50
                                     Percent

            5. That the number of shares of each class which voted in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote. Said minimum percentage vote is set forth in Article 5 of this certificate.

            Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Wichita, Kansas on May 19, 1986.

                                              /s/ Jerry M. Meyer
                                              ----------------------------------
                                                         Jerry M. Meyer
                                                           President

                                              /s/ Mary L. Williams
                                              ----------------------------------
                                                        Mary L. Williams,
                                                           Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               COLEMAN SPAS, INC.,
                            A CALIFORNIA CORPORATION

            Richard Garneau hereby certifies that:

            1. He is the Vice-President and Treasurer/Chief Financial Officer of Coleman Spas, Inc., a California corporation.

            2. Article I of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

                                       "I

            The name of this corporation is: MAAX Spas (Arizona), Inc."

            3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

            4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The corporation's authorized capital stock consists of Common Stock and Preferred Stock. There are 3,562 shares of Common Stock outstanding and 1,000 shares of Preferred Stock outstanding. The number of shares voting in favor of the amendments exceeded the vote required for approval, such required vote being a majority of the outstanding Common Stock and a majority of the outstanding Preferred Stock.

            I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment at Ste - Marie, Quebec on November 27, 1998.

                                              /s/  Richard Garneau
                                              ----------------------------------
                                              Richard Garneau
                                              Vice President

                                              /s/  Richard Garneau
                                              ----------------------------------
                                              Richard Garneau
                                              Chief Financial Officer/Treasurer